UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2011

ZBB Energy Corporation
      (Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 21, 2011 (the “Closing Date”), ZBB Energy Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with DCDC Acquisition Company LLC, a wholly-owned subsidiary of the Company (“Acquisition Sub”), Tier Electronics LLC (“Seller”), and Jeffrey Reichard, pursuant to which Acquisition Sub acquired substantially all of the assets of Seller used in connection with Seller’s business of developing, manufacturing, marketing and selling power electronics products for and to original equipment manufacturers in various industries (the “Acquired Business”).  The Acquired Business includes all of Seller’s Tangible Assets (as defined in the Purchase Agreement), Inventory (as defined in the Purchase Agreement) and, with certain exceptions, all Intellectual Property (as defined in the Purchase Agreement).  The purchase price for the Acquired Business was comprised of (1) a $1.35 million promissory note issued by Acquisition Sub to Seller, (2) 800,000 shares of the Company’s common stock (the “Subject Shares”), and (3) Acquisition Sub’s assumption of approximately $900,000 of Seller’s liabilities, including $350,000 of customer deposits.

In connection with the Purchase Agreement, on the Closing Date the Company and Seller entered into a Registration Rights Agreement (the “Registration Rights Agreement”).  Under the Registration Rights Agreement Seller has certain “piggyback” rights pursuant to which it is entitled to cause the Company to register Seller’s resale of the Subject Shares on certain registration statements proposed to be filed by the Company.

In connection with the Purchase Agreement, Jeffrey Reichard, the President of Seller, entered into an employment agreement with the Company on the Closing Date.  Pursuant to his employment agreement (the “Employment Agreement”), Mr. Reichard became the Vice President of Electronics Development of the Company, the President of Acquisition Sub, a member of the Board of Directors of the Company and a member of the Board of Directors of Acquisition Sub.  In connection with the Purchase Agreement, Acquisition Sub also entered into an employment agreement  with Joanne Reichard pursuant to which she will serve as Vice President of Acquisition Sub and as a member of its Board of Directors.

On the Closing Date, in connection with the Purchase Agreement and the employment agreements, the Company awarded inducement options to purchase a total of 750,000 shares of the Company’s common stock to Mr. Reichard, Ms. Reichard and Nathan Jobe.  Mr. Reichard was awarded a total of 650,000 of these options, of which (1) 420,000 will vest in three equal annual installments beginning on December 31, 2011 based on Acquisition Sub’s achievement of certain revenue targets and subject to Mr. Reichard’s continued employment with Acquisition Sub and (2) the remaining 230,000 of which will vest in three equal annual installments beginning on the one-year anniversary of the Closing Date subject to Mr. Reichard’s continued employment with Acquisition Sub.  Of the remaining 100,000 inducement options, 75,000 were awarded to Ms. Reichard and 25,000 were awarded to Mr. Jobe, which such options will vest in three equal annual installments beginning on the one-year anniversary of the Closing Date subject to Ms. Reichard’s and Mr. Jobe’s continued employment with Acquisition Sub.  The per share exercise price of the inducement options is $1.26, which was the closing price of the Company’s common stock on the NYSE Amex on the day preceding the Closing Date.  The Company intends to register the inducement options and the shares issuable upon exercise thereof on a registration statement on Form S-8.

A copy of the Purchase Agreement, the Registration Rights Agreement, the Employment Agreement and the form of inducement option award agreement are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3,  and 10.4, respectively, and are hereby incorporated herein by reference.  The foregoing descriptions of such agreements and the transactions contemplated therein do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement.

The information contained in “Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in “Item 1.01 – Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, Acquisition Sub paid a portion of the purchase price for the Acquired Business by issuing a non-negotiable promissory note (the “Purchase Note”) to Seller.  The Purchase Note is in the principal amount of $1,350,000.00 and bears interest at a fixed annual rate equal to eight percent.  The principal balance of the Purchase Note is payable in three equal installments of $450,000.00 on the first, second and third anniversaries of the Closing Date.  Accrued interest is payable monthly.

If the federal capital gains tax rate exceeds 15% and/or the State of Wisconsin capital gains tax rate exceeds 5.425% at any time prior to the payment in full of the unpaid principal balance and accrued interest on the Purchase Note, then the principal amount of the Purchase Note (retroactive to the Closing Date) shall be increased by an amount equal to the product of (a) the aggregate amount of federal and state capital gain realized by Seller or Mr. Reichard, as applicable, in connection with the transactions contemplated by the Purchase Agreement, multiplied by (b) the difference between (i) the combined federal and State of Wisconsin capital gains tax rate as of the date of calculation, minus (ii) the combined federal and State of Wisconsin capital gains tax rate of 20.425% as of the date of the Purchase Note.  Any adjustment to the principal amount of the Purchase Note shall be effected by increasing the amount of the last payment due under the Purchase Note without affecting the next regularly scheduled payment(s) under the Purchase Note.

A copy of the Purchase Note is filed with this Current Report on Form 8-K as Exhibit 10.5 and is hereby incorporated herein by reference.  The foregoing description of such Purchase Note does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, on the Closing Date the Company issued 800,000 shares of the Company’s common stock (the “Subject Shares”) to Seller as a portion of the purchase price for the Acquired Business.

The Subject Shares were issued without registration under the Securities Act of 1933, as amended, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Seller is an accredited investor and is acquiring the Subject Shares for investment for Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Seller has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Subject Shares are “restricted” under applicable U.S. federal and state securities laws.  As such, Seller has agreed to hold the Subject Shares indefinitely unless they are registered with the Commission, and qualified by state authorities, or an exemption form such registration and qualification requirements is available.

The information contained in “Item 1.01 – Entry into a Material Definitive Agreement” concerning the issuance of inducement options to Mr. Reichard, Ms. Reichard and Mr. Jobe is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Purchase Agreement, on the Closing Date the Company entered into an employment agreement (the “Employment Agreement”) with Jeffrey Reichard.  Pursuant to the Employment Agreement, Mr. Reichard will serve as Vice President of Electronics Development of the Company.  In addition, on the Closing Date and pursuant to the Purchase Agreement Mr. Reichard became a member of the Board of Directors of the Company and a member of the Board of Directors of Acquisition Sub.  Mr. Reichard will serve as a Class I Director and his current term on the Board of Directors will expire at the Company’s 2011 Annual Shareholders Meeting.

Under the Employment Agreement Mr. Reichard is entitled to receive an annual salary of $200,000 and is also eligible for all benefits of employment generally made available to the senior executives of the Company.  Pursuant to the Employment Agreement, if the Company terminates Mr. Reichard’s employment other than for “Cause” (as defined in the Employment Agreement) or “Disability” (as defined in the Employment Agreement) or if Mr. Reichard terminates his employment with the Company for “Good Reason” (as defined in the Employment Agreement), Mr. Reichard will be entitled to a severance payment in an amount equal to the greater of (a) twelve months of his annual base salary as then in effect or (ii) continued payment of his base salary as then in effect through the third anniversary of the Closing Date.  In the event Mr. Reichard terminates his employment with the Company other than for Good Reason or the Company terminates his employment for Cause, Mr. Reichard will be entitled to payment of any accrued but unpaid base salary through the date of termination, plus all accrued and unpaid benefits in which Mr. Reichard participates through the date of termination.  In the event Mr. Reichard’s employment is terminated pursuant to “Disability,” he will be entitled to a severance payment in an amount equal to his base salary as then in effect from the date of termination through the date on which benefits under the Company’s long-term disability policy begin, but in no event longer than ninety days.

As both a director and an executive officer of the Company, Mr. Reichard constitutes a “related person” within the meaning of Item 404 of Regulation S-K.  As Mr. Reichard’s spouse, Ms. Reichard also constitutes a “related person” within the meaning of Item 404 of Regulation S-K. Mr. Reichard is the sole owner of Seller.  As a result, Mr. and Ms. Reichard have material interests in the transactions described in “Item 1.01 – Entry into a Material Definitive Agreement” and “Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an off-Balance Sheet Arrangement of a Registrant,” the descriptions of which in such items are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements of Seller required by this Item 9.01 will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The unaudited pro forma financial information required by this Item 9.01 will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB Energy Corporation

Dated: January 24, 2011	By:	/s/ Eric C. Apfelbach
	Name:	Eric C. Apfelbach
	Title:	President and CEO

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Asset Purchase Agreement by and among ZBB Energy Corporation, DCDC Acquisition Company LLC, Tier Electronics LLC and Jeffrey Reichard dated January 21, 2011

10.2	Registration Rights Agreement between ZBB Energy Corporation and Tier Electronics LLC dated January 21, 2011

10.3	Employment Agreement between ZBB Energy Corporation and Jeffrey Reichard dated January 21, 2011

10.4	Form of Nonstatutory Option Agreements issued on January 21, 2011 to Jeff Reichard, Joanne Reichard and Nathan Jobe

10.5	$1,350,000 Non-negotiable Promissory Note issued on January 21, 2011 to Tier Electronics LLC